EXHIBIT 4.1

                                                                  EXECUTION COPY









                 STANDARD TERMS FOR DEPOSITARY TRUST AGREEMENTS

                                      among

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                              as Initial Depositor,

                                       and

                           -------------------------,

                    as Trustee and as Securities Intermediary


                               TRUST CERTIFICATES


                           Dated as of May _____, 1999













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                           DEPOSITARY TRUST AGREEMENT


                  STANDARD TERMS FOR DEPOSITARY TRUST AGREEMENTS dated as of May ___, 1999, among the TRUST ENTITIES CREATED BY THE RESPECTIVE DEPOSIT AGREEMENTS FOR ISSUANCE OF RECEIPTS EVIDENCING SHARES OF _______ COMPANIES IN THE ________ INDUSTRY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware Corporation (the "Initial Depositor") and __________, a ___________ corporation, as trustee (the "Trustee"), ____________ a ___________ corporation, as securities intermediary (in such capacity, the "Securities Intermediary").

                              PRELIMINARY STATEMENT

                  The Initial Depositor, the Trustee and the Securities Intermediary have duly authorized the execution and delivery of these Standard Terms for Depositary Trust Agreements (the "Standard Terms") to provide for the deposit of Shares (as defined) from time to time with the Trustee for the purposes set forth in these Standard Terms, for the creation of one or more Series of Receipts evidencing the Shares so deposited and for the execution and delivery of Receipts as provided in these Standard Terms.

                  Each Series will be issued under a separate Supplement to these Standard Terms, duly executed and delivered by the Initial Depositor, the Trustee and the Securities Intermediary. With respect to each Series, these Standard Terms and all amendments hereof and, unless the context otherwise requires, the related Supplement and all amendments thereto shall be known as the "Trust Agreement."

                  All representations, covenants and agreements made herein by each of the Initial Depositor, the Trustee and the Securities Intermediary are for the benefit and security of the Owners (as defined).



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                  The Initial Depositor and the Securities Intermediary are
entering into these Standard Terms, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                    ARTICLE 1
                           DEFINITIONS AND ASSUMPTIONS

                  Section 1.1. Definitions. Except as otherwise specified herein or in the applicable Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Trust Agreement.

                  "Beneficial Owner": With respect to Receipts held through a Depository, the beneficial owner of a Receipt.

                  "Book-Entry Securities": Securities maintained in the form of entries (including, without limitation, the Security Entitlements in such Securities) in the commercial book-entry system of the Fed and held for the Trustee, directly or indirectly, by any Trustee's Fed Member. Book-Entry Securities shall not include, in any event, any Certificated Security (or any Security Entitlement in any Certificated Security) held, directly or indirectly, through a Clearing Corporation.

                  "Business Day": As defined in the related Supplement.

                  "Certificate Account": An Eligible Account, which shall be a Securities Account, and shall be held in trust in the name of the Trustee for its benefit and the benefit of Owners of that Series of Receipts.





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                  "Certificate Registrar": The transfer agent or registrar whom the Trustee shall cause to register the Receipts, and the transfers and exchanges of Receipts, in a register to be maintained in the office or agency of the Trustee.

                  "Certificated Security": As defined in Section 8-102(a)(4) of the UCC.

                  "Clearing Agency": An organization that (i) is registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and (ii) is a Clearing Corporation.

                  "Clearing Agency Participant": At any time, in respect of any Clearing Agency, a securities intermediary that maintains Securities Accounts with such Clearing Agency at such time.

                  "Clearing Corporation": The meaning specified in Section 8-102(a)(5) of the UCC.

                  "Closing Date": With respect to a Series of Receipts, the day on which such Series of Receipts is first executed, authenticated and delivered.

                  "Commission": The Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

                  "Definitive Receipts": Definitive, fully registered Receipts.

                  "Deposited Shares": Shares at such time deposited or deemed to be deposited under this Trust Agreement and identified in the related Supplement, and any and all other Shares, property and cash received by the Trustee in respect thereof and at such time held hereunder.




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                  "Deposited Shares Issuer": The issuer of a class of Deposited
Shares (including, if applicable, the guarantor of the Deposited Shares), as identified in the related Supplement.

                  "Depositor": Any person who, from time to time, deposits Shares into the Trust, either for its own account or as agent for the owners of the Shares.

                  "Depositor Order": A written order or request, respectively, signed in the name of the Initial Depositor or any other Depositor, as appropriate, by any one of its executive officers.

                  "Depository": With respect to the Receipts issuable in whole or in part in the form of one or more Global Receipts, the Person so designated in the applicable Supplement, and, if at any time there is more than one such Person, "Depository" as used with respect to the Receipts shall mean the Depository with respect to the Receipts.

                  "Depository Securities": Securities consisting of Security Entitlements to Certificated Securities, held by the Depository or a Clearing Corporation or a nominee of either subject to the control of the Depository and indorsed in blank by an appropriate Person or registered on the books of the issuer thereof in the name of the Depository or its Clearing Corporation or a nominee of either.

                  "DTC": The Depositary Trust Company, its nominees and their respective successors.

                  "Eligible Account": A trust account(s) maintained as a segregated account(s) and held by a Federal or State chartered depository institution or trust company in trust for the benefit of the Owners; provided, however, that such depository institution or trust company has a long-term rating in one of the four highest categories by a nationally recognized statistical rating organization.




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                  "Eligible Investments": Unless otherwise specified in the
related Supplement, means (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated equal to the highest rating assigned by any two nationally recognized rating organizations; (c) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; and (d) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

                  "Entitlement Holder": As defined in Section 8-102(a)(7) of the UCC.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Fed": The Federal Reserve Bank of New York.

                  "Fed Member Securities Account": In respect of any Person, an account in the name of such Person at the Fed, to which account Book-Entry Securities held for such Person are or may be credited.

                  "Federal Book-Entry Regulations": (a) the Federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)" governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. ss. 357.10 through ss. 357.14 and ss. 357.41 through ss. 357.44 (including related defined terms in 31 C.F.R. ss. 357.2) and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

                  "Financial Asset": As defined in Section 8-102(a)(9) of the
UCC.



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                  "Global Receipt": A registered Receipt issued to the
Depository in accordance with Section 2.1 and bearing the legend prescribed therein.

                  "Grant": To grant, sell, transfer and deposit to the Trustee pursuant to these Standard Terms and the applicable Supplement; and the terms "Granted" and "Granting" have the meanings correlative to the foregoing.

                  "Initial Depositor": Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, acting for its own account or as agent for owners of the Deposited Shares.

                  "Owners": The person in whose name a Receipts is registered in the Register on the applicable Record Date.

                  "Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book-entry transfers of Shares deposited with the Depositary.

                  "Pre-Release": As defined in Section 2.15.

                  "Person": Any individual, limited liability company, corporation, partnership, joint venture, association, joint stock company, trust (including any trust beneficiary), unincorporated organization or government or any agency or political subdivision thereof.

                  "Receipts": Trust certificates issued hereunder evidencing certain Deposited Shares as more particularly set forth in the related Supplement.

                  "Reconstitution Events": As defined in Section 2.16.




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                  "Registrar": Any bank or trust company having an office in the
Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

                  "Responsible Officers": With respect to the Trustee, any officer within the Corporate Trust Office, including any Managing Director, Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's actual knowledge of and familiarity with the particular subject.

                  "Round-lot Receipts": 100 individual Receipts. Each Round-lot Receipts shall represent the Deposited Shares as amended from time to time due to Reconstitution Events.

                  "Securities Account": As defined in Section 8-501(a) of the
UCC.

                  "Securities Control": "Control" as defined in Section 8-106 of the UCC and, for purposes of determining an interest in investment property under UCC Article 9, Section 9-115(1)(e) of the UCC.

                  "securities intermediary": As defined in Section 8-102(a)(14) of the UCC and, in respect of any Book-Entry Security, a "securities intermediary" (as defined in 31 C.F.R. ss. 357.2 or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations).

                  "Securities Intermediary": With respect to any Series, the Securities Intermediary shall be the Person so specified in the applicable Supplement until a successor Person shall have become the Securities Intermediary pursuant to the applicable provisions of these Standard



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Terms and the applicable Supplement, and thereafter "Securities Intermediary"
shall mean such successor Person.

                  "Security": As defined in Section 8-102(a)(15) of the UCC.

                  "Shares": Equity securities issued by a Deposited Shares Issuer as identified in the applicable Supplement.

                  "Supplement": An agreement incorporating these Standard Terms that authorizes the issuance of a particular Series of Receipts.

                  "Trust": With respect to any Series, the Deposited Shares constituting the Trust created hereby and by the related Supplement and to be administered hereunder and thereunder, all for the benefit of the Owners of Receipts of such Series as of a particular time.

                  "Trust Agreement": With respect to any Series, these Standard Terms and all amendments hereof and, unless the context otherwise requires, the related Supplement and all amendments thereto.

                  "Trustee": ________________, a __________________ corporation, until a successor Person shall have become Trustee pursuant to the applicable terms of the Trust Agreement.

                  "UCC": The Uniform Commercial Code, as in effect from time to time in the State of New York and any successor statute.

                  Section 1.2. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;




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                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

                  (iii) "or" is not exclusive;

                  (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (v) "including" means including without limitation; and

                  (vi) words in the singular include the plural and words in the plural include the singular.

                                    ARTICLE 2
               FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

                  Section 2.1. Creation and Declaration of Trusts; Assignment of Shares. (a) The Initial Depositor, concurrently with the execution and delivery of the related Supplement, does hereby agree to Grant to the Trustee for the benefit of the Trustee and the Owners of each given Series of Receipts and without recourse, all the right, title and interest of the Initial Depositor in, to and under the Deposited Shares. Unless otherwise specified in the Supplement, each such Grant will include all cash dividends and distributions in respect of Deposited Shares to which the Owners are entitled.

                  (b) In connection with each Grant referred to in paragraph (a) of this Section 2.1, the Initial Depositor shall, not later than the applicable Closing Date, either



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                  (i) deposit the Deposited Shares for a given Series with the
         Trustee by physical delivery of such Deposited Shares duly endorsed, together with any documents necessary to transfer ownership of such Deposited Shares, to the Trustee, or

                  (ii) have ensured that the Deposited Shares have been delivered to a Clearing Agency, in which event (A) the Securities Intermediary or its agent, on behalf of the Trustee for the benefit of the Trust, has accepted delivery of such Deposited Shares through such Clearing Agency, and (B) the Deposited Shares have been credited to a Securities Account of the Trustee and maintained by the Securities Intermediary on behalf of the Trustee for the benefit of the Trust, and the Securities Intermediary or its agent shall have the right to hold and maintain such Deposited Shares on deposit with such Clearing Agency for all purposes of this Trust Agreement.

                  (c) From time to time after the date hereof, a Depositor may deposit Shares with the Trustee. Any such deposit shall constitute a Grant as contemplated by paragraph (a) of this Section 2.01.

                  (d) In the case of each delivery of Deposited Shares referred to in paragraphs (b) and (c) of this Section 2.1, the Initial Depositor and any other Depositor shall be deemed thereby to represent and warrant to the Trustee and the Securities Intermediary that:

                  (i) the Initial Depositor and any other Depositor is duly authorized to so deliver the Deposited Shares;

                  (ii) the Deposited Shares so delivered are genuine;

                  (iii) at the time of delivery of the Deposited Shares, such Deposited Shares are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest (other than the lien created by this Trust Agreement); and



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                  (iv) such delivery is irrevocable and free of any continuing claim by the Initial Depositor or any other Depositor except such as the Initial Depositor or any other Depositor may have as an Owner.

                  The above representations and warranties shall survive the delivery of the Deposited Shares and the Receipts in respect thereof.

                  (e) Any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Shares and the issuance of the Receipts, and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities. Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Receipts or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  (f) Anything herein to the contrary notwithstanding, neither the Trustee nor the Securities Intermediary assumes any of the obligations of the Initial Depositor or any Depositor in respect of the Deposited Shares.

                  (g) The Securities Intermediary expressly agrees with the Trustee and the Owners that, at all times from and after the date hereof, any and all of the Deposited Shares held by the Securities Intermediary in the Certificate Account are to be treated as Financial Assets under, and for all purposes of, UCC Article 8 and UCC Article 9.

                  Section 2.2. Acceptance by Trustee. With respect to each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Deposited Shares now existing or hereafter acquired, and declares that it will hold such Deposited Shares and all other documents delivered to it pursuant to this Trust Agreement, and that it will hold all such assets and such other assets (including Deposited Shares acquired from a Person other than the Initial Depositor) comprising the Trust for a given Series, in trust for the exclusive use and benefit of all



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present and future Owners of such Series and for the purposes and subject to the terms and conditions set forth in this Trust Agreement.

                  Section 2.3. Representations and Warranties of the Initial Depositor. The Initial Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Supplement:

                  (i) the Initial Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) the execution and delivery of this Trust Agreement by the Initial Depositor and its performance of and compliance with the terms of this Trust Agreement will not violate the Initial Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Initial Depositor is a party or which may be applicable to the Initial Depositor or any of its assets;

                  (iii) the Initial Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Trust Agreement, has duly authorized the execution, delivery and performance of this Trust Agreement and has duly executed and delivered this Trust Agreement. This Trust Agreement, upon its execution and delivery by the Initial Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Initial Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles; and




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                  (iv) any additional representations and warranties, if any, that may be specified in the applicable Supplement.

                  It is understood and agreed that the representations and warranties of the Initial Depositor set forth in this Section 2.3 shall survive delivery of the respective documents and the Deposited Shares to the Trustee and shall inure to the benefit of the Trustee on behalf of the Owners notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Initial Depositor or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice thereof to the other party.

                  Section 2.4. Agreement to Execute, Authenticate and Deliver Receipts. Upon receipt by the Trustee of any deposit pursuant to Section 2.1 hereunder, together with a Depositor Order and the other documents required as above specified, the Trustee, subject to the terms and conditions of this Trust Agreement, shall, concurrently with the Grant to and receipt by it of the Deposited Shares, cause to be executed, authenticated and delivered to or upon the written order of the Initial Depositor or other Depositor, as the case may be, in exchange for the Deposited Shares and such other assets constituting the Trust, Receipts duly authenticated by or on behalf of the Trustee evidencing ownership of the entire Trust, all in accordance with the terms and subject to the conditions of Section 2.5.

                  Section 2.5. Execution, Authentication and Delivery; Global Receipts. (a) The Receipts shall be executed by the Trustee by one of its Responsible Officers, which may be in facsimile form and imprinted or otherwise reproduced thereon. The signature of any of the Responsible Officers may be manual or facsimile. Receipts bearing the manual or facsimile signature of individuals who were at any time the Responsible Officers of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Receipts.




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                  (b) Each Receipt shall be dated as of the later of the date specified in the related Supplement and the date of its authentication.

                  (c) Unless otherwise provided in the applicable Supplement, each Receipt shall be a Global Receipt in compliance with the provisions of
Section 2.7 herein.

                  (d) No Receipts shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Receipt a certificate of authentication substantially in one of the forms provided for herein executed by the Trustee by the manual signature of one of its Responsible Officers, and such signature upon any Receipt shall be conclusive evidence, and the only evidence, that such Receipt has been duly authenticated and delivered hereunder and is entitled to the benefits of this Trust Agreement.

                  Section 2.6. Custody and Holding of Deposited Shares. (a) With respect to each Series, the Trustee shall hold and maintain the Deposited Shares with the Securities Intermediary in and through, and hereby directs the Securities Intermediary to credit any and all such Deposited Shares to, the Certificate Account in such manner as shall enable the Trustee to be and have the rights of an Entitlement Holder with respect to, and have sole dominion and control (including, without limitation, Securities Control) over, such Deposited Shares.

                  (b) The Securities Intermediary hereby represents, warrants, covenants and agrees that from and after the Closing Date:

                  (i) Each Certificate Account is a Securities Account, with the Trustee (for its benefit and the benefit of the Owners) as the Entitlement Holder in, and having sole dominion and control (including, without limitation, Securities Control) over, any and all Deposited Shares (including, without limitation, any and all Shares and properties referred to in clause (ii) below) in such Certificate Account.




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                  (ii) All Shares and properties from time to time transferred or credited to the Certificate Account constitute Financial Shares.

                  (iii) The Securities Intermediary is (and will remain) a securities intermediary and is acting (and will continue to act) as such with respect to the Certificate Account, the Deposited Shares therein and the Trustee as Entitlement Holder. Unless otherwise instructed by the Trustee in writing, the Securities Intermediary will treat the Trustee (for its benefit and the benefit of the Owners) as entitled to exercise the rights that comprise the Deposited Shares in each Certificate Account. Further, the Securities Intermediary is and will remain (A) a bank, banking institution, financial firm or similar party, in each case, that regularly accepts in its course of its business Book-Entry Securities as a custodial service for customers and maintains Securities Accounts in the name of such customers reflecting ownership of or interest in such Shares, (B) will maintain its books and records reflecting such Book-Entry Securities in the State of New York and (C) if the Trustee maintains one or more Certificate Accounts with the Securities Intermediary, will have entered into, and will maintain in full force and effect, an agreement with the Trustee (which, on the date hereof, is comprised of this Trust Agreement) to the effect that their respective rights and obligations in respect of each other, said Deposited Shares and said Certificate Accounts are governed by the laws of the State of New York.

                  (iv) The Securities Intermediary shall hold any and all Shares and properties from time to time comprising the Deposited Shares (whether individually or as part of a fungible bulk) in a manner such that the Trustee will have dominion and control (including, without limitation, Securities Control) over such Deposited Shares. The Securities Intermediary will credit to the appropriate Certificate Account (and will thereby or by book entry or otherwise identify as being subject to the Grant to the Trustee hereunder) any and all Shares and properties from time to time comprising the Deposited Shares in accordance with Section 2.5(a) hereof.




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                  (v) To effect the intention of clauses (i) through (iv) above, the Securities Intermediary or its agent maintains (and will continue to maintain)

                           (A) one or more Securities Accounts with the Initial
                  Depository. The Securities Intermediary or its agent will instruct the Initial Depository to credit such Securities Accounts of the Securities Intermediary or its agent with the Initial Depository with the Initial Depository Securities comprising from time to time the Deposited Shares; and

                           (B) one or more Fed Member Securities Accounts to
                  which the Securities Intermediary through its agent will instruct the Fed to credit, in accordance with the Book-Entry Regulations, all Book-Entry Securities from time to time comprising the Deposited Shares.

                  Section 2.7. Global Receipts. (a) Unless otherwise specified in the related Supplement, the Receipts shall be held by the Depository in book-entry form. The Initial Depositor or any other Depositor, as the case may be, shall execute and, upon receipt of a Depositor Order, the Trustee shall authenticate and deliver one or more Global Receipts that (i) shall represent the Owners interest in such Deposited Shares and in such numbers as indicated by such Global Receipt or Receipts, (ii) shall be registered in the name of the Depository for such Global Receipt or Receipts or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear a legend substantially to the following effect:

"UNLESS THIS GLOBAL RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO A NOMINEE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF



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FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE
REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS GLOBAL RECEIPT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR TO ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS RECEIPT REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE INITIAL DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS RECEIPT NOR THE DEPOSITED SHARES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON."

                  (b) Unless otherwise provided in the applicable Supplement, no Owner will receive a Definitive Receipt representing such Owner's interest in such Receipt or Receipts, except as provided in Section 2.8. Unless and until Definitive Receipts have been issued to Holders:

                  (i) the provisions of this Section 2.7 shall be in full force and effect;

                  (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depository for all purposes of this Trust Agreement (including the distribution of cash dividends and such other distribution in respect of the Deposited Shares and the giving of



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         instructions or directions hereunder) as the sole Owner of such Series or Class, and shall have no obligation to the Beneficial Owners; and

                  (iii) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository or its Participants.
                  (c) Each Depository for a Global Receipt must, at the time of its designation and at all times while it serves as such Depository, be a Clearing Agency registered under the Exchange Act and any other applicable statute or regulation.

                  Section 2.8. Definitive Receipts. (a) If in respect of a Series represented by one or more Global Receipts (i) the Initial Depositor advises the Trustee and the Securities Intermediary in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Receipts of such Series and the Initial Depositor does not appoint a successor within 90 days or (ii) the Initial Depositor at its option advises the Trustee and the Securities Intermediary in writing that it elects to terminate the book-entry system of such Series through the Depository, then the Depository shall notify all Beneficial Owners or Participants in the Depository's system with respect to such Series and the Trustee of the occurrence of any such event and of the availability of Definitive Receipts for such Series to Beneficial Owners of such Series requesting the same.

                  Upon surrender to the Trustee of the Global Receipts of such Series by the Depository, accompanied by registration instructions, the Trustee upon receipt of a Depositor Order for the execution, authentication and delivery of Definitive Receipts of such Series, will execute, authenticate and deliver Definitive Receipts of such Series representing the same number of Deposited Shares as Global Receipts evidencing Receipts of such Series in exchange for such Global Receipts. None of the Initial Depositor, the Certificate Registrar, the Trustee or the Securities Intermediary shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the exchange of a Global Receipt for Definitive Receipts, such Global Receipts shall be canceled by the Trustee. Definitive Receipts issued in exchange for a Global Receipt shall be registered in such names and in such Authorized Denominations as the Depository for such Global Receipt, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Receipts to the Persons in whose names such Receipts are so registered. Upon the issuance of Definitive Receipts of Series, the Trustee shall recognize the holders of the Definitive Receipts of such Series as Owners.

                  (b) In addition, if the Initial Depositor so specifies with respect to the Receipts of a given Series, a Beneficial Owner may, on terms acceptable to the Initial Depositor and the Depository for such Global Receipt, receive individual Definitive Receipts in exchange for such beneficial interest. Upon the request of such Beneficial Owner, the Trustee upon receipt of a Depositor Order shall execute, authenticate and deliver, without service charge,

                  (i) to each such Person specified, a new individual Receipt or Receipts of the same Series, of any Authorized Denomination as requested by such Person representing the same number of Deposited Shares as such Person's beneficial interest in the Global Receipt; and

                  (ii) to such Depository a new Global Receipt in an Authorized Denomination equal to the difference, if any, between the total number of Deposited Shares represented by the surrendered Global Receipt and the total number of Deposited Shares represented by the individual Receipts delivered to Owners thereof.

                  In any exchange provided for above, the Trustee, upon receipt of an Initial Depositor Order, will execute, authenticate and deliver individual Receipts in registered form in Authorized Denominations.

                  Section 2.9. Registration; Registration of Transfer and Exchange. (a) The Trustee shall cause to be kept a register for the Receipts in which the Certificate Registrar shall provide for the registration of Receipts and the registration of transfers and exchanges of Receipts. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Receipts and transfers and exchanges of Receipts as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

                  If a Person other than the Trustee is appointed by the Initial Depositor as Certificate Registrar, the Initial Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an executive officer thereof as to the names and addresses of the Owners and the principal amounts and numbers of the Receipts held by each Owner.

                  (b) Upon surrender for registration of transfer any Receipt at the office or agency of the Trustee, if the requirements of Section 8-401(a) of the UCC are met to the Trustee's satisfaction, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Receipts reflecting the correct amount of Deposited Shares.

                  (c) Notwithstanding any other provisions of this section, unless and until it is exchanged in whole or in part for the individual Receipts evidenced thereby, a Global Receipt representing all or a portion of the Receipts may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (d) At the option of the Owner, Receipts (other than a Global Receipt, except as set forth below) may be exchanged for a Round-lot of 100 Receipts or integral multiples thereof upon surrender of the Receipts or integral multiples thereof to be exchanged at the office or agency of the Trustee maintained for such purpose.

                  (e) All Receipts issued upon any registration of transfer or exchange of Receipts shall constitute complete and indefeasible evidence of ownership in the Trust related to such Receipts and be entitled to the same benefits under this Trust Agreement as the Receipts surrendered upon such registration of transfer or exchange.

                  (f) Every Receipt presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Trustee or the Certificate Registrar, duly executed, by the Owner thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                  (g) No service charge shall be made to an Owner for any registration of transfer or exchange of Receipts, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Receipts.

                  Section 2.10. Transfer of Receipts; Combination and Split-up of Receipts. The Trustee, subject to the terms and conditions of this Trust Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Round-lot of 100 Receipts or any integral multiple thereof, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.

Thereupon the Trustee shall execute a new Round-lot of 100 Receipts and deliver the same to or upon the order of the person entitled thereto in amounts equal to a Round-lot Receipts or integral multiples thereof.

                  The Trustee, subject to the terms and conditions of this Trust Agreement, shall upon surrender of Receipts for the purposes of effecting a split-up or combination of such Receipts, execute and deliver one or more new Round-lot Receipts for any authorized number of Receipts requested, evidencing the same aggregate number of Receipts as the Receipts surrendered.

                  The Trustee may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Trustee. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Trustee.

                  Section 2.11. Surrender of Receipts and Withdrawal of Shares. Upon (i) receipt by the Trustee of a written request reasonably satisfactory to it, (ii) surrender at the Corporate Trust Office of the Trustee of a Round-lot of 100 Receipts or any integral multiple thereof for the purpose of withdrawal of the Deposited Shares evidenced by each Round-lot Receipt, and (iii) upon payment of the fee of the Trustee for the surrender of Receipts as provided in
Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Shares, and subject to the terms and conditions of this Trust Agreement, the Owner of such Round-lot of 100 Receipts shall be entitled to delivery of the amount of Deposited Shares at the time evidenced by such Round-lot of 100 Receipts. [Unless held in book-entry form, delivery of such Deposited Shares may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other Shares, property and cash to which such Owner is then entitled in respect of such

Round-lot Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay. Receipts canceled under this Section 2.11 must be equal to a Round-lot of 100 Receipts or any integral multiple thereof. If any Receipts are surrendered but not canceled pursuant to the preceding sentence, the Trustee shall execute and deliver a Round-lot of 100 Receipts not so canceled to the person or persons surrendering the same provided that such balance equals one or more Round-lot Receipts.

                   In the case of Definitive Receipts, one or more Round-lot Receipts surrendered for such purposes may be required by the Trustee to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Trustee so requires, the Owner thereof shall execute and deliver to the Trustee a written order directing the Trustee to cause the Deposited Shares being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Trustee shall direct the Trustee to deliver at the Corporate Trust Office, subject to Sections 2.10,
3.1 and 3.2 and to the other terms and conditions of this Trust Agreement, to or upon the written order of the person or persons designated in the order delivered to the Trustee as above provided, the amount of Deposited Shares evidenced by such Round-lot Receipts.

                  Section 2.12. Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipts or withdrawal of any Deposited Shares, the Trustee or Registrar may require payment from the Depositor of Shares or the presentor of the Receipts of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of this Trust Agreement, including, without limitation, this Section 2.12.

                  The delivery of Receipts against deposits of Shares may be suspended, or the transfer of Receipts in a particular instance may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Trustee are closed, subject to the provisions of Section 7.7 hereof or the transfer books of a Deposited Shares Issuer are closed. Notwithstanding any other provision of this Trust Agreement or the Receipts, the surrender of one or more outstanding Round-lot Receipts and withdrawal of Deposited Shares may not be suspended subject to only (i) temporary delays caused by closing the transfer books of the Trustee or a Deposited Shares Issuer or the payment of dividends on such Shares,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Shares. Without limitation of the foregoing, the Trustee shall not knowingly accept for deposit under this Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, as amended, unless a registration statement is in effect as to such Shares.

                  The Trustee shall not execute and deliver Receipts under
Section 2.4, or accept for surrender of Receipts and withdrawal of Shares under
Section 2.11, except to the extent such Receipts represent a Round-lot of 100 Receipts, or any integral multiple thereof.

                  Section 2.13. Lost Definitive Receipts, Etc. In case any Definitive Receipts shall be mutilated, destroyed, lost or stolen, the Trustee shall execute and deliver a new Definitive Receipts of like tenor in exchange and substitution for such mutilated Definitive Receipts upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Definitive Receipts. Before the Trustee shall execute and deliver a new Definitive Receipts in substitution for a destroyed, lost or stolen Definitive Receipts, the Owner thereof shall have (a) filed with the Trustee (i) a request for such execution and delivery before the Trustee has notice that the Definitive Receipts has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trustee.

                  Section 2.14. Cancellation and Destruction of Surrendered Definitive Receipts. All Definitive Receipts surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy Definitive Receipts so canceled.

                  Section 2.15. Pre-Release of Receipts. Notwithstanding Section
2.4 hereof, the Trustee may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.1 ("Pre-Release"). The Trustee may, pursuant to
Section 2.11, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Trustee knows that such Receipts has been Pre-Released. The Trustee may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Share or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash, (c) terminable by the Trustee on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Trustee deems appropriate. The number of Receipts which are outstanding at any time as a result of Pre-Release will not normally exceed 30 percent (30%) of the Shares deposited hereunder.

                  To the extent that the one or more Receipts are collateralized by cash, as provided above, the Trustee may invest the cash, or direct that the cash be invested, in one or more Eligible Investments.

                  The Trustee may retain for its own account any compensation received by it in connection with the foregoing.

                  Section 2.16. Reconstitution Events. (a) In the event that the Shares of any Deposited Shares Issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the shares of such entity as shall acquire such Deposited Shares Issuer shall not be Deposited Shares unless that entity is a Deposited Shares Issuer. Instead, the Trustee will distribute shares it receives as a result of such merger, consolidation or other corporate combination to the Owners on a pro rata basis in accordance with their ownership of the Receipts. In the event of a tender offer to purchase some or all of the shares of a Deposited Securities Issuer, including the Deposited Shares of such Deposited Securities Issuer, an Owner shall receive any materials related thereto in accordance with Section 4.8 herein. In such an event, the Trustee shall provide the Owners the opportunity to instruct the Trustee to tender the relevant Deposited Shares represented by their Receipts in the same manner as Section 4.8 provides with respect to voting Deposited Shares.

                  (b) In the event that any Deposited Shares Issuer no longer has a class of common stock registered under section 12 of the Exchange Act, then the Deposited Shares of such Deposited Shares Issuer shall be distributed to the Owners by the Trustee on a pro rata basis in accordance with their ownership of the Receipts.

                  (c) If the Commission determines that a Deposited Shares Issuer is an investment company under the Investment Company Act of 1940, and the Trustee has actual knowledge of such Commission determination, then the Trustee shall distribute the Deposited Shares of such Deposited Shares Issuer to the Owners on a pro rata basis in accordance with their ownership of the Receipts.

                  2.17 Voting of Receipts. Any Owner, other than the Initial Depositor holding Receipts in its own name for its own account or the account of any affiliate, shall have the right to vote for the dissolution and liquidation of the Trust. Owners representing no less than __% of the total outstanding Receipts may request in writing that the Trustee conduct a vote to dissolve and liquidate the Trust. Upon receipt of such notice, the Trustee shall promptly fix a record date for the purpose of determining the Owners entitled to vote on such dissolution and liquidation. On such record date, the Owners or their duly designated proxies shall vote. In order to dissolve and liquidate the Trust, no less than __% of the Owners entitled to vote thereon must vote in favor of such dissolution and liquidation.

                                    ARTICLE 3

                    CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

                  Section 3.1. Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Owner of a Receipts may be required from time to time to file with the Trustee or the Trustee such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of any Deposited Shares Issuer or Share Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Trustee may require. The Trustee shall withhold the delivery or registration of transfer of any Receipts or the delivery of any Deposited Shares until such proof or other information is filed or such certificates are executed or such representations and warranties made.

                  Section 3.2. Liability of Owner for Taxes. If any tax or other governmental charge shall become payable with respect to any Receipts or any Deposited Shares represented by a Receipts, such tax or other governmental charge shall be payable by the Owner of such Receipts to the Trustee. The Trustee shall refuse to effect any transfer of such Receipts or any withdrawal of Deposited Shares evidenced by such Receipts until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Shares represented by the Receipts evidenced by such Receipts, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipts shall remain liable for any deficiency.

                  Section 3.3. Warranties of Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and fully paid, and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts representing such Shares by that person are not restricted under the Shares Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

                                    ARTICLE 4

                              THE DEPOSITED SHARES

                  Section 4.1. Cash Distribution. Whenever the Trustee shall receive any cash dividend or other cash distribution on any Deposited Shares, the Trustee shall, subject to the provisions of Section 4.6, distribute the amount thus received (net of the fees of the Trustee as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively; provided, however, that the Trustee shall use its reasonable efforts to ensure that it makes such distribution not later than 3 days from the date on which the Trustee receives such cash distribution; and provided further, however, that in the event that the respective Deposited Shares Issuer or the Trustee shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts shall be reduced accordingly. The Trustee shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Owners entitled thereto.

                  In no event shall the Trustee invest or cause to be invested any such cash dividend or other cash distribution.

                  Section 4.2. Distributions Other Than Cash, Shares or Rights. Subject to the provisions of Section 4.11 and Section 5.9, whenever the Trustee shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Trustee shall cause the Shares or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively, in any manner that the Trustee may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Trustee such distribution can not be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that a Deposited Shares Issuer or the Trustee withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Owners or Owners) the Trustee deems such distribution not to be feasible, the Trustee shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the Shares or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Trustee as provided in Section 5.9) shall be distributed by the Trustee to the Owners entitled thereto as in the case of a distribution received in cash.

                  Section 4.3. Distribution in Shares. If any distribution upon any Deposited Shares consists of a dividend in, or free distribution of, Shares, the trustee shall retain such Shares hereunder, in which case each Round-lot of 100 Receipt shall thenceforth also represent such Shares and such Shares shall be treated as additional Deposited Shares under this Trust Agreement.

                  Section 4.4. Rights. In the event that an Deposited Shares Issuer shall offer or cause to be offered to the Owners of any Deposited Shares any rights to subscribe for additional Shares or any rights of any other nature, the Trustee shall make such rights available to any Owner.

                  The Trustee shall not offer rights to Owners unless both the rights and the Shares to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments in respect to such rights, notwithstanding that there has been no such registration under such Act, the Trustee shall not effect such distribution unless it has received an opinion from recognized counsel for the issuer of the Shares involved upon which the Trustee may rely that such distribution to such Owner is exempt from such registration.

                  The Trustee shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

                  Section 4.5. [Reserved.]

                  Section 4.6. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever a fee shall be charged by the Trustee under
Section 5.9(5), or whenever rights shall be issued with respect to the Deposited Shares, or whenever for any reason the Trustee causes a change in the number of shares that are represented by each Receipts, or whenever the Trustee shall be instructed to act in respect to any meeting of Owners of Shares represented by Deposited Shares, the Trustee shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) required to pay such fee, or (iii) entitled to give instructions to the Trustee for the exercise of voting rights at any such meeting, or (b) on or after which each Receipts will represent the changed number of Shares. In the case of subsections (a)(i) and
(a)(iii) of this Section 4.6, the Trustee shall use its reasonable efforts to ensure that the record date set hereunder will be the same as the Record Date set by the Deposited Shares Issuer. Subject to the provisions of Sections 4.1 and 4.4 and to the other terms and conditions of this Trust Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Trustee with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, or requested to pay such fee, in proportion to the number of Receipts held by them respectively and to give voting instructions and to act in respect of any other such matter.

                  Section 4.7. Reports. The Trustee shall timely forward to Owners any reports and communications, including any proxy statement or other soliciting material, received from a Deposited Shares Issuer which are received by the Trustee as the holder of the Deposited Shares.

                  Section 4.8. Voting Instructions for Deposited Shares. Upon receipt by the Trustee of notice of any meeting of Owners of Deposited Shares, the Trustee shall forward to owners the proxy statement or other solicitation material referred to in section 4.7 and mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Trustee, which shall contain
(a) such information as is contained in such notice of meeting, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled to instruct the Trustee as to the exercise of the voting rights, if any, pertaining to the amount of Deposited Shares represented by their respective Receipts and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner on such record date, received on or before the date established by the Trustee for such purpose (the "Instruction Date") the Trustee shall vote or cause to be voted the amount of Shares represented by the Deposited Shares evidenced by such Receipts in accordance with the instructions set forth in such request. The Trustee shall not vote or attempt to exercise the right to vote that attaches to the Shares represented by the Deposited Shares, other than in accordance with such instructions or deemed instructions.

                  There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Trustee will vote the Shares represented by the Deposited Shares in accordance with the provisions set forth in the preceding paragraph.

                  Section 4.9. Changes Affecting Deposited Shares. In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of any Shares represented by Deposited Shares, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the issuer of such Shares or to which it is a party, any Shares which shall be received by the Trustee in exchange for or in conversion of or in respect of Deposited Shares, shall be distributed to the Owners entitled thereto in proportion to the number of Receipts representing such Deposited Shares held by them.

                  Section 4.10. Lists of Owners. Promptly upon request by a Deposited Shares Issuer, the Trustee shall furnish to it a list as of a recent date, of the names, addresses and holdings by all persons in whose names Receipts are registered on the books of the Trustee.

                  Section 4.11. Withholding. In the event that the Trustee determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Trustee is obligated to withhold, the Trustee shall, by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as necessary and practicable to pay any such taxes or charges and the Trustee shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Receipts held by them respectively.

                                    ARTICLE 5

            THE TRUSTEE, THE TRUSTEE AND THE DEPOSITED SHARES ISSUER


                  Section 5.1. Maintenance of Office and Transfer Books by the Trustee. Until termination of this Trust Agreement in accordance with its terms, the Trustee shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Trust Agreement.

                  The Trustee shall keep books for the registration of receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of a Deposited Shares Issuer or a matter related to this Trust Agreement or the Receipts.

                  The Trustee may close the transfer books at any time or from time to time.

                  If any Receipts evidenced thereby are listed on one or more stock exchanges in the United States, the Trustee shall act as Registrar or appoint a registrar or one or more co-registrars for registry of such receipts in accordance with any requirements of such exchange or exchanges.

                  Section 5.2. Prevention or Delay in Performance by the Initial Depositor or the Deposited Shares Issuer or the Trustee. Neither the Initial Depositor nor the Deposited Shares Issuer nor the Trustee shall incur any liability to any Owner or Owners of any receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of this Trust Agreement, or by reason of any act of God or war or other circumstances beyond its control, the Initial Depositor or the Deposited Shares Issuer or the Trustee shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of this Trust Agreement it is provided shall be done or performed; nor shall the Initial Depositor or the Deposited Shares Issuer or the Trustee incur any liability to any Owner or Owners of any Receipts by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Trust Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of this Trust Agreement, or an offering or distribution pursuant to Section 4.4 of the Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Trustee may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Trustee shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

                  Section 5.3. Obligations of the Initial Depositor and the Deposited Shares Issuer and the Trustee. The Initial Depositor and the Trustee each assumes no obligation nor shall it be subject to any liability under this Trust Agreement to any Owner or Owners of any Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Shares), except that it agrees to perform its obligations specifically set forth in this Trust Agreement without negligence or bad faith.

                  Neither the Initial Depositor nor the Trustee shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Shares or in respect of the Receipts.

                  Neither the Initial Depositor nor the Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

                  The Trustee shall not be liable for any acts or omissions made by a successor Trustee whether in connection with a previous act or omission of the Trustee or in connection with any matter arising wholly after the resignation of the Trustee, provided that in connection with the issue out of which such potential liability arises the Trustee performed its obligations without negligence or bad faith while it acted as Trustee.

                  The Trustee shall not be responsible for any failure to carry out any instructions to vote any of the Shares represented by Deposited Shares, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.

                  Section 5.4. Resignation or Removal of the Trustee; Appointment of Successor Trustee. (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Owners and the Initial Depositor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided; provided, however, that in the event of such resignation, the Trustee shall (i) assist the Initial Depositor acting on behalf of the Owners in finding a successor Trustee acceptable to the Initial Depositor and
(ii) negotiate in good faith concerning any prepaid but unaccrued fees.

                  (b) The Initial Depositor acting on behalf of the Owners may at any time remove for cause the Trustee as Trustee hereunder by written notice delivered to the Trustee in the manner provided in Section 7.5 hereof, and such removal shall take effect upon the appointment of the successor Trustee and its acceptance of such appointment as provided in paragraph (e) of this Section 5.4(b); provided, however, that in the event of such removal, the Initial Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal.

                  (c) Upon the designation and acceptance thereof of a successor Trustee, following either resignation or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Receipts in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon written request of the successor Trustee.

                  (d) If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, the Initial Depositor acting on behalf of the Owners shall petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. In the event the Trustee resigns or is removed, the Trustee shall reimburse the Initial Depositor for any fees or charges previously paid to the Trustee in respect of duties not yet performed under this Trust Agreement which remain to be performed by a successor Trustee.

                  (e) In case at any time the Trustee acting hereunder notifies the Initial Depositor that it elects to resign or the Initial Depositor notifies the Trustee that it or they elects or elect to remove the Trustee as Trustee, the Initial Depositor shall, within sixty (60) days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall satisfy the requirements for a trustee under Section 5.5. If no successor Trustee has been appointed within sixty (60) days after the Trustee has given written notice of its election to resign or the Initial Depositor has given written notice to the Trustee of its or their election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Every successor Trustee shall execute and deliver to its predecessor and to the Initial Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Initial Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Deposited Shares and parts thereof to such successor. Any successor Trustee shall promptly give notice of its appointment to the Owners of Receipts for which it is successor Trustee in the manner provided in Section 7.5 hereof. In all instances, The Initial Depositor will act on behalf of the Owners.

                  (f) Any corporation into or with which the Trustee may be merged, consolidated or converted shall be the successor of such Trustee without the execution or filing of any document or any further act.

                  Section 5.5. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or an association which is not an Affiliate of the Initial Depositor (but may have normal banking relationships with the Initial Depositor and its Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers which shall be eligible to act as a trustee under TIA Section 310(a), having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and have a rating from S&P of BBB- or higher. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time such Trustee shall cease to be eligible in accordance with the provisions of this section, such Trustee shall resign immediately in the manner and with the effect specified in Section 5.4.

                  Section 5.6. The Trustees. Any Trustee may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Trustee at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Trustee acting hereunder, the Trustee shall, promptly after receiving such notice, appoint a substitute Trustee or Trustees, each of which shall thereafter be a Trustee hereunder. Whenever the Trustee in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional Trustee or Trustees, which shall thereafter be one of the Trustees hereunder. Upon demand of the Trustee any Trustee shall deliver such of the Deposited Shares held by it as are requested of it to any other Trustee or such substitute or additional Trustee or Trustees. Each such substitute or additional Trustee shall deliver to the Trustee, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Trustee.

                  Upon the appointment of any successor trustee hereunder, each Trustee then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor trustee and the appointment of such successor trustee shall in no way impair the authority of each Trustee hereunder; but the successor trustee so appointed shall, nevertheless, on the written request of any Trustee, execute and deliver to such Trustee all such instruments as may be proper to give to such Trustee full and complete power and authority as agent hereunder of such successor trustee.

                  Section 5.6. [Reserved.]

                  Section 5.7. [Reserved.]

                  Section 5.8. [Reserved.]

                  Section 5.9. Charges of Trustee. The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued: (1) taxes and other governmental charges, (2) such cable, telex and facsimile transmission expenses as are expressly provided in this Trust Agreement, (3) a fee of $10 or less per Round-lot of 100 Receipt for the execution and delivery of Receipts pursuant to
Section 2.5, and the surrender of Receipts pursuant to Section 2.11, (4) a fee for the distribution of Shares pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of Deposited Shares referred to above which would have been charged as a result of the deposit of such Shares (for purposes of this clause (4) treating all such Shares as if they were Deposited Shares), but which Shares are instead distributed by the Trustee to Owners, and (5) a fee of $.02 or less per Deposited Share per quarter to be paid annually for acting as Trustee hereunder (which fee shall be assessed against Owners of record as of the date or dates set by the Trustee in accordance with Section 4.6 and shall be collected by deducting such fee from one or more cash dividends or other cash distributions); provided, however, the Trustee will waive this fee to the extent that the total dividends received by the Trustee during a calendar year are insufficient to cover such fee for that year.

                  Section 5.10. Retention of Trust Documents. The Trustee is authorized to destroy those documents, records, bills and other data compiled during the term of this Trust Agreement at the times permitted by the laws or regulations governing the Trustee.

                                    ARTICLE 6

                            AMENDMENT AND TERMINATION


                  Section 6.1. Amendment. The Trustee may amend any provisions of the Trust Agreement without the consent of the Initial Depositor or any Owner in order to cure any ambiguity, to correct or supplement any inconsistent provisions, to add any other provisions with respect to matters or questions arising under the Trust Agreement that will not be inconsistent with the provisions of this Trust Agreement; provided that such action will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of the Owners. Promptly after the execution or any such amendment, the Trustee is required to furnish or cause to be furnished written notification of the substance of the amendment to each Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of the Owners will not become effective until 30 days after notice of such amendment is given to the Owners.

                  Section 6.2. Termination. The Trust shall terminate either by
(a) the Trustee mailing notice of such termination to the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Trustee shall have delivered to the Owners a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 or (b) upon a vote by the Owners to dissolve and liquidate the Trust in accordance with Section 2.17. On and after the date of termination, the Owner of a Receipts will, upon (a) surrender of such Receipts at the Corporate Trust Office of the Trustee, (b) payment of the fee of the Trustee for the surrender of Receipts referred to in Section 2.8, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Shares evidenced by such Round-lot Receipts. If any Receipts shall remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Trust Agreement, except that the Trustee shall continue to collect dividends and other distributions pertaining to Deposited Shares, shall sell rights as provided in this Trust Agreement, and shall continue to deliver Deposited Shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Round-lot Receipts surrendered to the Trustee (after deducting, in each case, the fee of the Trustee set forth in 5.9 for the surrender of a Round-lot of 100 Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of this Trust Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Trustee may sell the Deposited Shares then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the Trustee shall be discharged from all obligations under this Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Trustee for the surrender of a Round-lot of 100 Receipts, any fees of the Trustee due and owing from the Owner of such Receipts pursuant to Section 5.9(b), any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of this Agreement, and any applicable taxes or governmental charges.

                                    ARTICLE 7

                                  MISCELLANEOUS


                  Section 7.1. Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Trust Agreement shall be filed with the Trustee and shall be open to inspection by any Owners or Owner of a Receipts during business hours.

                  Section 7.2. Third-Party Beneficiaries. This Trust Agreement is for the exclusive benefit of the parties hereto and the Owners of Receipts, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

                  Section 7.3. Severability. In case any one or more of the provisions contained in this Trust Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  Section 7.4. Owners and Owners as Parties; Binding Effect. The Owners and Owners of Receipts from time to time shall be parties to this Trust Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

                  Section 7.5. Notices. Any and all notices to be given to the Trustee shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to [ ], or any other place to which the Trustee may have transferred its Corporate Trust Office.

                  Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books of the Trustee, or, if such Owner shall have filed with the Trustee a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Trustee may, however, act upon any cable, telex or facsimile transmission received by them, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

                  Section 7.6. Governing Law. This Trust Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

                  Section 7.7. Compliance with U.S. Shares Laws. Notwithstanding anything in this Trust Agreement to the contrary, the Depositary agrees that it will not exercise any rights it has under this Trust Agreement to prevent the withdrawal or delivery of Deposited Shares in a manner which would violate the U.S. Shares laws.

                  IN WITNESS WHEREOF, THE LEGAL ENTITIES CREATED BY THE RESPECTIVE TRUST AGREEMENTS FOR ISSUANCE OF RECEIPTS REPRESENTING SHARES OF [ ] have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.


                                        Legal entity created by the agreement
                                        for the issuance of Receipts evidencing
                                        Shares issued by [       ].

                                        By:   [     ]
                                                   As Trustee



                                               By:
                                               Name:
                                               Title:

                          Exhibit A to Trust Agreement

                          [Form of Global ABC Receipt]

UNLESS THIS GLOBAL RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO A NOMINEE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS GLOBAL RECEIPT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR TO ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS RECEIPT REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE INITIAL DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS RECEIPT NOR THE DEPOSITED SHARES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                            GLOBAL DEPOSITARY RECEIPT
                             FOR RECEIPTS ISSUED BY
                             ABC TRUST SERIES 1999A
                          REPRESENTING COMMON STOCK OF

                              [LIST COMPANIES HERE]

                        THE BANK OF NEW YORK, as Trustee

No.                                                              CUSIP NO.

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as depositor (hereinafter called the "Depositor"), hereby certifies that _______, or registered assigns IS THE OWNER OF_________ Receipts issued by ABC Trust Series 1999A representing common stock of [LIST COMPANIES HERE]. At the date hereof, each round lot of 100 Receipts represents an individual and undivided ownership interest in the whole number of shares of the common stock of the following [ ] companies:


                         ---------------------------------
                        |Name of Company  |  Share Amounts|
                         ---------------------------------
                        |                 |               |
                         ---------------------------------
                        |                 |               |
                         ---------------------------------


which is either deposited or subject to deposit under the Trust Agreement at the Corporate Trust Office of the Depositary (herein called the "Trustee"). [The Trustee's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at ________________, and its principal executive office is located at
_______________.

                 THE TRUSTEE'S CORPORATE TRUST OFFICE ADDRESS IS
                               -------------------

                         [reverse of Global ABC Receipt]

                  Capitalized terms used herein shall have the meanings assigned to them in the Standard Terms for Depositary Trust Agreements unless otherwise indicated.

1.       THE DEPOSITARY TRUST AGREEMENT.
         This Global Receipt is issued upon the terms and conditions set forth in the Standard Terms for Depositary Trust Agreements, dated as of ___________, 1999 (the "Trust Agreement"), by and among the Trust, the Trustee, the Initial Depositor and the Securities Intermediary. By becoming an Owner, such Person agrees to become a party to the Trust Agreement and become bound by all the terms and conditions thereof. The Trust Agreement sets forth the rights of Owners and the rights and duties of the Trustee in respect of the Shares deposited thereunder and any and all other Shares, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, property, and cash are herein called "Deposited Shares"). Copies of the Trust Agreement are on file at the Trustee's Corporate Trust Office in New York City.

         The statements made on the face and reverse of this Global Receipt are summaries of certain provisions of the Trust Agreement and are qualified by and subject to the detailed provisions of the Trust Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Trust Agreement.

2.       SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
         Upon (i) receipt by the Trustee of a written request reasonably satisfactory to it, (ii) surrender at the Corporate Trust Office of the Trustee of a Round-lot of 100 Receipts or any integral multiple thereof for the purpose of withdrawal of the Deposited Shares evidenced by each Round-lot Receipt, and
(iii) upon payment of the fee of the Trustee for the surrender of Receipts as provided in Trust Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Shares, and subject to the terms and conditions of this Trust Agreement, the Owner of such Round-lot of 100 Receipts shall be entitled to delivery of the amount of Deposited Shares at the time evidenced by such Round-lot of 100 Receipts.

3.       TRANSFERS OF RECEIPTS.
         The transfer of this Receipts is registrable on the books of the Trustee at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipts properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Trustee and upon compliance with such regulations, if any, as the Trustee may establish for such purpose. As a condition precedent to the execution and delivery, registration of transfer, or surrender of any Receipt or withdrawal of any Deposited Shares, the Depositary or Registrar may require payment from the depositor of Shares or the presentor of the Round-lot Receipts of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipts, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of the Trust Agreement or this Receipts.

         The delivery of Receipts against deposits of Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed. Without limitation of the foregoing, the Trustee shall not knowingly accept for deposit under the Trust Agreement any Shares required to be registered under the provisions of the Shares Act of 1933, unless a registration statement is in effect as to such Shares.

         The Trustee shall not execute and deliver Receipts under Section 2.3 of the Trust Agreement, or accept for surrender and cancellation Receipts under
Section 2.5, except to the extent such Receipts represent a Round-lot Receipts, or any integral multiple thereof.

4.       LIABILITY OF OWNER FOR TAXES.
         If any tax or other governmental charge shall become payable with respect to any Receipts or any Deposited Shares represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Trustee. The Trustee shall refuse to effect any transfer of this Receipts or any withdrawal of Deposited Shares represented by a Round-lot Receipts until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Shares evidenced by a Round-lot Receipts, and may apply such dividends or other distributions of the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.       WARRANTIES OF DEPOSITORS.
         Every person depositing Shares under the Depositary Trust Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and fully paid, and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares by that person are not restricted under the Shares Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.       CHARGES OF TRUSTEE.
         The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued: (1) taxes and other governmental charges, (2) such cable, telex and facsimile transmission expenses as are expressly provided in this Trust Agreement, (3) a fee of $10 or less per Round-lot of 100 Receipt for the execution and delivery of Receipts pursuant to Section 2.6, 4.3 or 4.4, and the surrender of

Receipts pursuant to Section 2.8 or 6.2, (4) a fee for the distribution of Shares pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of Deposited Shares referred to above which would have been charged as a result of the deposit of such Shares (for purposes of this clause (4) treating all such Shares as if they were Deposited Shares), but which Shares are instead distributed by the Trustee to Owners, and (5) a fee of [ ] or less per Receipts per year for acting as Trustee hereunder (which fee shall be assessed against Owners of record as of the date or dates set by the Trustee in accordance with Section 4.06 and shall be collected at the sole discretion of the Trustee by billing such Owners for such fee or by deducting such fee from one or more cash dividends or other cash distributions).

         The Trustee, subject to Article (8) hereof, may own and deal in any class of Shares of the Deposited Shares Issuers and their affiliates in Receipts.

7.       LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.
         Notwithstanding Section 2.3 of the Trust Agreement, the Trustee may execute and deliver Receipts prior to the receipt of Shares pursuant to Section
2.2 of the Trust Agreement ("Pre-Release"). The Trustee may, pursuant to Section
2.5 of the Trust Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Trustee knows that such Receipts has been Pre-Released. The Trustee may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Trustee deems appropriate, (c) terminable by the Trustee on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Trustee deems appropriate. The number of Receipts which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Trust Agreement; provided, however, that the Trustee reserves the right to change or disregard such limit from time to time as it may determine.

         The Trustee may retain for its own account any compensation received by it in connection with the foregoing.

8.       TITLE TO RECEIPTS.
         It is a condition of this Receipt and every successive Owner and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Trustee as the absolute owner hereof for the purpose of determining the person entitled to distribution or dividends or



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other distributions or to any notice provided for in the Trust Agreement and for all other purposes.

9.       VALIDITY OF RECEIPTS.
         This Receipt shall not be entitled to any benefits under the Trust Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

10.      REPORTS; INSPECTION OF TRANSFER BOOKS.
         The issuer of the Shares represented by the Deposited Shares is subject to the periodic reporting requirements of the Shares Exchange Act of 1934 and, accordingly, files certain reports with the Shares and Exchange Commission (herein called the "Commission"). Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, NW, Washington, DC 20549.

         The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Deposited Shares Issuer which are both (a) received by the Trustee as the Owners of Deposited Shares and (b) made generally available to the Owners of such Deposited Shares by the Deposited Shares Issuer.

         The Trustee shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Deposited Shares Issuer or a matter related to the Trust Agreement or the Receipts.

11.      DIVIDENDS AND DISTRIBUTIONS.
         Whenever the Trustee shall receive any cash dividend or other cash distribution on any Deposited Shares, the Trustee shall, subject to the Trust Agreement, distribute the amount thus received (net of the fees of the Trustee as provided in the Trust Agreement, if applicable) to the Owners of Receipts entitled thereto, provided, however, that the Trustee shall use its reasonable efforts to ensure that it makes such distribution no later than the end of the calendar quarter following the calendar quarter in which the Trustee receives such distribution; and provided further, however, that in the event that the respective Deposited Shares Issuer or the Trustee shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Shares an amount on account of taxes, the amount distributed to the Owners of the Receipts representing such Deposited Shares shall be reduced accordingly.





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


         Subject to the provisions of Sections 4.11 and 5.9 of the Trust Agreement, whenever the Trustee shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Trust Agreement, the Trustee shall cause the Shares or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Trustee may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Trustee such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that a Deposited Shares Issuer or the Trustee withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Shares Act of 1933 in order to be distributed to Owners or Owners) the Trustee deems such distribution not to be feasible, the Trustee shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the Shares or property thus received, or any part thereof, and the net proceeds of such sale (net of the fees of the Trustee as provided in Section 5.9 of the Trust Agreement) shall be distributed by the Trustee to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

         If any distribution upon any Deposited Shares consists of a dividend in, or free distribution of, Shares, the Trustee shall distribute to the Owners of outstanding Receipts entitled thereto, the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Trust Agreement with respect to the deposit of Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Trust Agreement and the payment of the fees of the Trustee as provided in Section 5.9 of the Trust Agreement. In lieu of the Trustee distributing such additional Shares, as provided in the preceding sentence, the Trustee may retain such Shares under the Trust Agreement, in which case each Round-lot Receipts shall thenceforth also represent such Shares and such Shares shall be treated as additional Deposited Shares under the Trust Agreement.

         In the event that the Trustee determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Trustee is obligated to withhold, the Trustee shall by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Trustee deems necessary and practicable to pay any such taxes or charges and the Trustee shall distribute the net proceeds or any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

12.      [RESERVED].

13.      RIGHTS.
         In the event that a Deposited Shares Issuer shall offer or cause to be offered to the Owners of any Deposited Shares any rights to subscribe for additional Shares or any rights of any other nature, the Trustee shall act in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or in allowing the rights to lapse.

         If an Owner of Receipts requests distribution of warrants or other instruments in respect to such rights, notwithstanding that there has been no such registration under such Act, the Trustee shall not effect such distribution unless it has received an opinion from recognized counsel for the issuer of the Shares involved upon which the Trustee may rely that such distribution to such Owner is exempt from such registration.

         The Trustee shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.      RECORD DATES.
         Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Shares, or whenever a fee shall be changed by the Trustee under Section 5.9(5) of the Trust Agreement, or whenever for any reason the Trustee causes a change in the number of Shares that are represented by each Round-lot Receipts, or whenever the Trustee shall be instructed to act in respect to any meeting of Owners of Shares represented by Deposited Shares, the Trustee shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) required to pay such fee, or (iii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each Receipts will represent the changed number of Shares, subject to the provisions of the Trust Agreement. In the case of subsections (a)(i) and (a)(iii) of this Article (14), the Trustee shall use its reasonable efforts to ensure that the record date set under the Trust Agreement will be the same as the record date set by the Deposited Shares Issuer.

15.      VOTING OF DEPOSITED SHARES.
         Upon receipt by the Trustee of notice of any meeting of Owners of Shares represented by Deposited Shares, the Trustee shall mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of federal or state law, to instruct the Trustee as to the exercise of the voting rights, if any, pertaining to the amount of Deposited Shares represented by their respective Round-lot Receipts and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipts on such record date, received on or before the date established by the Trustee, the Trustee shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares represented by the Deposited Shares evidenced by such Receipts in accordance with the instructions set forth in such request. The Trustee shall vote or attempt to exercise the right to vote that attaches to the Shares represented by the Deposited Shares in accordance with such instructions or deemed instructions.



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


         There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Trustee will vote the Shares represented by the Trustee in accordance with the provisions set forth in the preceding paragraph.

16.      CHANGES AFFECTING DEPOSITED SHARES.
         In circumstances where the provisions of Section 4.3 of the Trust Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of any Shares represented by Deposited Shares, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the issuer of such Shares or to which it is a party, any Shares which shall be received by the Trustee in exchange for or in conversion of or in respect of Deposited Shares shall be distributed to Owners of Round-lot Receipts

17.      LIABILITY OF THE INITIAL DEPOSITOR AND THE TRUSTEE.
         Neither the Initial Depositor nor the Trustee shall incur any liability to any Owner or Owners of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or other circumstances beyond its control, the Initial Depositor or the Trustee shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Trust Agreement it is provided shall be done or performed; nor shall the Initial Depositor or the Trustee incur any liability to any Owner or Owners of a Receipts by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Trust Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Trust Agreement, or an offering or distribution pursuant to Section 4.4 of the Trust Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Trustee may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Trustee shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. The Trustee shall not be subject to any liability with respect to the validity or worth of the Deposited Shares. Neither the Initial Depositor nor the Trustee shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Shares or in respect of the Receipts. Neither the Initial Depositor nor the Trustee shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Owners of a Receipts, or any other person believed by it in good faith to be competent to give such advice or information. The Trustee shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Trustee or in connection with any matter arising wholly after the resignation of the Trustee, provided that in connection with the issue out of which such potential liability arises the Trustee performed its obligations without negligence or bad faith while it acted as Trustee.



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


None of the Initial Depositor or Trustee shall be responsible for any failure to carry out any instructions to vote any of the Shares represented by Deposited Shares, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. No disclaimer of liability under the Shares Act of 1933 is intended by any provision of the Trust Agreement.

18.      RESIGNATION OF THE TRUSTEE.
         The Trustee may at any time resign as Trustee under the Trust Agreement by written notice of its election so to do delivered to the Owners, such resignation to take effect no earlier than sixty (60) days after the date of such notice. Whenever the Trustee in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint an additional Trustee or Trustees.

19.      AMENDMENT.
         The form of the Receipts and any provisions of the Trust Agreement may at any time and from time to time be amended by agreement between the Initial Depositor and the Trustee in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipts at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipts, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Round-lot Receipts to surrender such Receipts and receive therefor the Deposited Shares represented thereby, except in order to comply with mandatory provisions of applicable law.

20.      TERMINATION OF TRUST AGREEMENT.
         The Trustee shall terminate the Trust Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Trustee shall have delivered to the Owners a written notice of its election to resign and a successor Trustee shall not have been appointed and accepted its appointment as provided in the Trust Agreement. On and after the date of termination, the Owner of a Round-lot Receipts will, upon (a) surrender of such Round-lot Receipts at the Corporate Trust Office of the Trustee, (b) payment of the fee of the Trustee for the surrender of Receipts referred to in Section 2.5 of the Trust Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Shares evidenced by such Round-lot Receipts. If any Receipts shall remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee shall continue to collect dividends and other distributions pertaining to Deposited Shares, shall sell rights as provided in the Trust Agreement, and shall continue to deliver Deposited Shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Round-lot Receipts surrendered to the Trustee (after deducting, in each case, the fee of the Trustee for the surrender of a Round-lot Receipts, any expenses for the account of the Owner of such Round-lot Receipts in accordance with the terms and conditions of the Trust Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Trustee may sell the Deposited Shares then held under the Trust Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Trustee for the surrender of a Round-lot Receipts, any fees of the Trustee due and owing from the Owner of such Round-lot Receipts pursuant to Section 5.9(5) of the Trust Agreement, any expenses for the account of the Owner of such Round-lot Receipts in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or governmental charges). Upon the termination of the Trust Agreement, the Trustee shall be discharged from all obligations under the Trust Agreement.

21.      COMPLIANCE WITH U.S. SECURITIES LAWS.
         Notwithstanding anything in the Trust Agreement or this Receipt to the contrary, the Trustee agrees that it will not exercise any rights it has under the Trust Agreement to permit the withdrawal or delivery of Deposited Shares in a manner which would violate the U.S. Shares law.















                                      -55-